UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2018, the compensation committee of the board of directors (the “Board”) of Tellurian Inc. (the “Company”) recommended, and the Board approved, the issuance of cash incentive awards to the Company’s named executive officers in the amounts set forth below (“Awards”) in connection with the development of Phases 1 through 4 (each, a “Phase”) of the Company’s Driftwood liquefied natural gas liquefaction facility pursuant to the four Lump Sum Turnkey Agreements for the Engineering, Procurement and Construction of the Driftwood LNG Liquefaction Facility, dated November 10, 2017, between Driftwood LNG LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Driftwood LNG”), and Bechtel Oil, Gas and Chemicals, Inc. (each as amended, restated, modified, extended or supplemented, or any successor contracts or arrangements with respect to the engineering, procurement and construction of the Driftwood facility, an “EPC Contract”):

	Awards
Name and principal position	Phase 1	Phase 2	Phase 3	Phase 4
Meg A. Gentle President and Chief Executive Officer	$14,000,000	$7,000,000	$7,000,000	$7,000,000
R. Keith Teague Executive Vice President and Chief Operating Officer	$8,000,000	$4,000,000	$4,000,000	$4,000,000
Daniel A. Belhumeur General Counsel	$6,000,000	$3,000,000	$3,000,000	$3,000,000
Antoine J. Lafargue Senior Vice President and Chief Financial Officer	$6,000,000	$3,000,000	$3,000,000	$3,000,000
Khaled Sharafeldin Chief Accounting Officer	$1,800,000	$900,000	$900,000	$900,000

The general terms of the Awards are as follows:

•	Vesting. Twenty-five percent (25%) of the Award allocated to any Phase of the Driftwood facility will vest and become payable on each of the first, second, third and fourth anniversaries of the date on which a notice to proceed or similar action or authorization is issued and delivered by Driftwood LNG under an EPC Contract to commence the performance of work on the applicable Phase of the Driftwood facility (the “NTP Date”). Vesting may be accelerated in certain circumstances.

•	Expiration. Each Award will expire on the 10-year anniversary of the grant date of such Award (the “Expiration Date”). If the NTP Date for any Phase does not occur by the Expiration Date, entitlement to the Award allocated to such Phase will lapse and be forfeited without any right to compensation.

A form of construction incentive award agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary is qualified in its entirety by the terms of the form of agreement.

The aggregate bonus pool of cash incentive awards for employees and consultants of Tellurian or its subsidiaries is up to $280 million, including the amounts shown in the table above, in connection with the development of Phases 1 through 4 of the Driftwood facility pursuant to the four EPC Contracts.

Also on April 17, 2018, the compensation committee of the Board recommended, and the Board approved, the termination of the Amended and Restated 2017–2021 Long Term Incentive Compensation Program (the “LTIP”) under the Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan, as the cash incentive awards are intended to replace the long-term incentive compensation awards that could have been issued under the LTIP prior to its termination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1†	Form of Construction Incentive Award Agreement (U.S. Selected Senior Management)

†	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Daniel A. Belhumeur
Name: Title:	Daniel A. Belhumeur General Counsel

Date: April 23, 2018